FOR IMMEDIATE RELEASE

Contacts:	Media	Investor
	Brian Alford	Matt Beasley
	(405) 553-6984	(405) 558-4600

Enable Midstream announces acquisition of Monarch Natural Gas gathering assets in Texas Panhandle

•	Acquisition is immediately accretive

•	Provides growth opportunities in the Cleveland Sands Play in the Texas Panhandle

•	Acquisition includes about 88 miles of recently built gathering pipeline and more than 5,000 horsepower of compression

•	The deal is underpinned by long-term dedication from an anchor producer of 35,000 net acres in Lipscomb and Hemphill Counties

•	Extension and expansion of Enable Midstream’s Anadarko Basin assets

OKLAHOMA CITY (May 4, 2015) -- Enable Midstream Partners, LP (NYSE: ENBL) announced today that on May 1 it completed acquisition of $80 million of strategic natural gas gathering assets in the Texas Panhandle from Monarch Natural Gas, LLC. The assets are underpinned by long-term dedication of 35,000 net acres from a producer who is a current Enable Midstream customer. The 88 miles of recently built gathering pipeline and 5,000 horsepower of associated compression will provide gathering services to the natural gas producer drilling in Lipscomb and Hemphill Counties, as well as other producers in the area.

The acquisition is immediately accretive to Enable Midstream.

“This acquisition opens new opportunities for us to grow by extending our midstream services to several producers operating farther west in the Cleveland Sands Play where wells continue to provide attractive returns,” according to Enable Midstream President and CEO Lynn Bourdon.

ABOUT ENABLE MIDSTREAM PARTNERS

The partnership owns, operates and develops strategically located natural gas and crude oil infrastructure assets. The partnership’s assets include approximately 12,000 miles of gathering pipelines, 13 major processing plants with approximately 2.3 billion cubic feet per day of processing capacity, approximately 7,900 miles of interstate pipelines (including Southeast Supply Header, LLC of which the partnership owns 49.90 percent), approximately 2,300 miles of intrastate pipelines and eight storage facilities comprising 87.5 billion cubic feet of storage capacity. For more information visit EnableMidstream.com.

FORWARD-LOOKING STATEMENTS

This press release may contain “forward-looking statements” within the meaning of the securities laws. All statements, other than statements of historical fact, regarding Enable Midstream Partners’ strategy, future operations, financial position, estimated revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. These statements often include the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “forecast” and similar expressions and are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on Enable Midstream’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Enable Midstream assumes no obligation to and does not intend to update any forward-looking statements included herein. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements described under the heading “Risk Factors” included in our SEC filings. Enable Midstream cautions you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond its control, incident to the ownership, operation and development of natural gas and crude oil infrastructure assets.

These risks include, but are not limited to, contract renewal risk, commodity price risk, environmental risks, operating risks, regulatory changes and the other risks described under “Risk Factors” in our SEC filings. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, Enable Midstream’s actual results and plans could differ materially from those expressed in any forward-looking statements.